Exhibit 10.64
Descriptions of Non-Equity Incentive Compensation Plans
Annual CEO Direct Reports Bonus Plan
          Each of our executive officers who reports to our Chief Executive Officer participates in the Annual CEO Direct Reports Bonus Plan (the “Plan”). Each participant in the Plan is eligible to receive a cash bonus of up to 50% of the participant’s annual base salary. The bonus is payable after the end of each fiscal year based on the achievement of performance goals established at the outset of the fiscal year by the Compensation Committee (the “Committee”) of our Board of Directors (the “Board”). The performance goals established by the Committee may be corporate-wide, departmental or individual goals and may vary from one fiscal year to the next.
          At the outset of fiscal 2007, the Committee established the following goals for the determination of each participant’s bonus amount:
•	50% of the target bonus amount is based on corporate achievement of a revenue plan approved by our Board;

•	25% of the target bonus amount is based on corporate achievement of an earnings plan approved by our Board; and

•	25% of the target bonus amount is based on personal achievement of performance measures.
          The Committee also approved a staged payment plan for the revenue and earnings portions of the bonus, as follows:
•	50% of the revenue or earnings portion of the bonus is payable on corporate achievement of 85% of the revenue or earnings plan, respectively;

•	60% of the revenue or earnings portion of the bonus is payable on corporate achievement of 90% of the revenue or earnings plan, respectively; and

•	75% of the revenue or earnings portion of the bonus is payable on corporate achievement of 95% of the revenue or earnings plan, respectively.
          For fiscal 2007, our Board approved a revenue plan of $151,640,000 and an earnings plan of ($15,153,000).
Annual CEO Direct Reports Overachievement Bonus Plan
          Each of our executive officers who reports to our Chief Executive Officer participates in the Annual CEO Direct Reports Overachievement Bonus Plan (the “Plan”). Each participant in the Plan is eligible to receive a cash bonus, in addition to the bonus payable under the Annual CEO Direct Reports Bonus Plan, after the end of each fiscal year based on the achievement of performance goals established at the outset of the fiscal year by the Compensation Committee (the “Committee”) of our Board of Directors (the “Board”). The performance goals established by the Committee may be corporate-wide, departmental or individual goals and may vary from one fiscal year to the next.
          For fiscal 2007, the Committee considered reviews prepared by our Interim Chief Executive Officer and our Interim Chief Operating Officer, as well as matters known to them as members of the Board, and determined that two executive officers should each receive a cash incentive payment under the Plan for overachievement of their individual performance goals.
Corporate Bonus Plan
          One of our executive officers, by virtue of his promotion on an interim basis, continued during his interim tenure as an executive officer to participate in our Corporate Bonus Plan (the “Plan”) for our employees who are not executive officers. Under the Plan, each of our non-sales employees is eligible to receive a quarterly bonus in an amount up to a defined percentage of the employee’s actual earnings for the fiscal quarter. Director-level employees (including the interim executive officer referenced above) are eligible for a bonus in an amount up to 30% of their actual earnings for the preceding fiscal quarter. Payment of one-half of the bonus is dependent on the employee’s achievement of certain individual performance objectives established by the employee’s manager at the outset of the fiscal quarter. Payment of the other half of the bonus is dependent on our achievement of a corporate performance objective. The corporate performance objective is established by our executive management at the outset of each fiscal quarter and may vary from one fiscal quarter to the next. In the two most recently completed fiscal quarters, the corporate performance objective has been based on an improvement in our net profit (excluding special and non-cash charges) by at least 20% over the preceding fiscal quarter.